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                                                                    Exhibit 23.1



                           CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8, to the Registration Statement on Form S-4 (No. 333-23307) pertaining to the 1994, 1995 and 1996 Stock Option Plans of Alarmguard Holdings, Inc. of our report dated March 6, 1997, with respect to the consolidated financial statements and schedule of Security Systems Holdings, Inc. included in the Proxy Statement/Prospectus which is referred to and made part of the Registration Statement (Form S-4 No. 333-23307) of Alarmguard Holdings, Inc. (formerly Triton Group Ltd.) and of our report dated June 25, 1997 with respect to the consolidated financial statements of Triton Group Ltd. ("Triton") included in Triton's annual report on Form 10-K for the year ended March 31, 1997, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP


Stamford, Connecticut
June 25, 1997